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                                                                EXHIBIT 11.1

                                  ZORAN CORPORATION
                         COMPUTATION OF NET INCOME PER SHARE
                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                     (UNAUDITED)



                                               THREE MONTHS ENDED              SIX MONTHS ENDED
                                                      JUNE 30,                      JUNE 30,
                                            -------------------------     -------------------------
                                                 1996           1995           1996           1995
                                            -------------------------     -------------------------
Weighted average common shares
outstanding                                      6,899            175          6,874            170
Convertible Preferred Stock (1)                    -            2,027            -            2,027
Dilutive effect of stock options and
     warrants based on the treasury
     stock method (1)                            1,381            515          1,427            527
Cheap stock (1)                                    -            3,683            -            3,683
                                            -------------------------     -------------------------

Weighted average common shares and
     equivalents                                 8,280          6,400          8,301          6,407
                                            -------------------------     -------------------------
                                            -------------------------     -------------------------

Net income                                  $      904     $       30     $    1,562      $      36
                                            -------------------------     -------------------------
                                            -------------------------     -------------------------

Net income per share                        $     0.11     $     0.01     $     0.19      $    0.01
                                            -------------------------     ------------------------
                                            -------------------------     -------------------------


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(1) Pursuant to the requirements of the Securities and Exchange Commission,
Common Stock, Preferred Stock and common equivalent shares issued during the twelve months prior to the initial public offering are included in the computation for all periods presented.